Exhibit 10.21

UNITED COMMUNITY BANK
Executive Supplemental Retirement Income Agreement

FIRST AMENDMENT
TO THE
UNITED COMMUNITY BANK
EXECUTIVE SUPPLEMENTAL RETIREMENT INCOME AGREEMENT
DATED APRIL 1, 2002
FOR
MICHAEL McLAUGHLIN

THIS FIRST AMENDMENT is adopted this 18th day of December, 2008, effective as of January 1, 2005, by and between UNITED COMMUNITY BANK, a federally-chartered mutual savings bank located in Lawrenceburg, Indiana (the “Bank”), and MICHAEL McLAUGHLIN (the “Executive”).

The Bank and the Executive executed the Executive Supplemental Retirement Income Agreement effective as of April 1, 2002 (the “Agreement”).

The undersigned hereby amend the Agreement for the purpose of bringing the Agreement into compliance with Section 409A of the Internal Revenue Code. Therefore, the following changes shall be made:

Subsection 1.14(a) of the Agreement shall be deleted in its entirety and replaced by the following:

1.14	(a) “Disability” means the Executive: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees or directors of the Bank. Medical determination of Disability may be made by either the Social Security Administration or by the provider of an accident or health plan covering employees or directors of the Bank provided that the definition of “disability” applied under such disability insurance program complies with the requirements of the preceding sentence. Upon the request of the plan administrator, the Executive must submit proof to the plan administrator of the Social Security Administration’s or the provider’s determination.

Subsection 1.24 of the Agreement shall be deleted in its entirety and replaced by the following:

1.24	“Timely Election” means the Executive has made an election to change the form of benefit payment(s) by filing with the Administrator a Notice of Election to Change the Form of Payment (Exhibit C of this Agreement). In the case of benefits payable from the Accrued Benefit Account, such election:

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Executive Supplemental Retirement Income Agreement

(a)	may not accelerate the time or schedule of any distribution, except as provided in Code Section 409A and the regulations thereunder;

(b)	must, for benefits distributable under Subsections 3.1(b) and 5.1(a)(1), be made at least twelve (12) months prior to the Executive’s Benefit Eligibility Date;

(c)	must, for benefits distributable under Subsections 3.1(b) and 5.1(a)(1), delay the benefit payments for a minimum of five (5) years from the Executive’s Benefit Eligibility Date; and

(d)	must take effect not less than twelve (12) months after the election is made.

In the case of benefits payable from the Retirement Income Trust Fund, such election may be made at any time.

The following Subsections 1.25 and 1.26 shall be added to the Agreement immediately following Subsection 1.24.

1.25	“Termination of Employment” means the termination of the Executive’s employment with the Bank for reasons other than death or Disability. Whether a Termination of Employment takes place is determined in accordance with the requirements of Code Section 409A and related Treasury guidance or Regulations based on the facts and circumstances surrounding the termination of the Executive’s employment and whether the Bank and the Executive intended for the Executive to provide significant services for the Bank following such termination. A Termination of Employment will not have occurred if:

(a)	the Executive continues to provide services as an employee of the Bank at an annual rate that is twenty percent (20%) or more of the services rendered, on average, during the immediately preceding three (3) full calendar years of employment (or, if employed less than three (3) years, such lesser period) and the annual remuneration for such services is twenty percent (20%) or more of the average annual remuneration earned during the final three (3) full calendar years of employment (or, if less, such lesser period), or

(b)	the Executive continues to provide services to the Bank in a capacity other than as an employee of the Bank at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three (3) full calendar years of employment (or if employed less than three (3) years, such lesser period) and the annual remuneration for such services is fifty percent (50%) or more of the average annual remuneration earned during the final three (3) full calendar years of employment (or if less, such lesser period).

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UNITED COMMUNITY BANK
Executive Supplemental Retirement Income Agreement

The Executive’s employment relationship will be treated as continuing intact while the Executive is on military leave, sick leave, or other bona fide leave of absence if the period of such leave of absence does not exceed six (6) months, or if longer, so long as the Executive’s right to reemployment with the Bank is provided either by statute or by contract. If the period of leave exceeds six (6) months and there is no right to reemployment, a Termination of Employment will be deemed to have occurred as of the first date immediately following such six (6) month period.

1.26	“Specified Employee” means a key employee (as defined in Section 416(i) of the Code without regard to paragraph 5 thereof) of the Bank if any stock of the Bank is publicly traded on an established securities market or otherwise, as determined by the Administrator based on the twelve (12) month period ending each December 31 (the “identification period”). If the Executive is determined to be a Specified Employee for an identification period, the Executive shall be treated as a Specified Employee for purposes of this Agreement during the twelve (12) month period that begins on the first day of the fourth month following the close of the identification period.

The third paragraph of Subsection 3.1(a) of the Agreement shall be deleted in its entirety and replaced by the following:

The Executive’s Accrued Benefit Account (if applicable), measured as of the Executive’s Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such benefit payments shall commence on the Executive’s Benefit Eligibility Date. In the event the Executive dies at any time after attaining his Benefit Age, but prior to commencement or completion of all the payments due and owing hereunder, the Bank shall pay to the Executive’s Beneficiary the same monthly installments (or a continuation of such monthly installments if they have already commenced) for the balance of months remaining the Payout Period.

The third paragraph of Subsection 3.1(b) of the Agreement shall be deleted in its entirety and replaced by the following:

The balance of the Executive’s Accrued Benefit Account (if applicable), measured as of the date selected by the Executive in his Timely Election, shall be paid to the Executive in a lump sum on such date. In the event the Executive dies after becoming eligible for such payment (upon attainment of his Benefit Age), but before the actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit in accordance with this Subsection 3.1(b) within thirty (30) days of this date the Administrator receives notice of the Executive’s death.

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UNITED COMMUNITY BANK
Executive Supplemental Retirement Income Agreement

The third paragraph of Subsection 4.1(a) of the Agreement shall be deleted in its entirety and replaced by the following:

The Executive’s Accrued Benefit Account (if applicable), measured as of the Executive’s death, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable to the Executive’s Beneficiary for the Payout Period. Such benefit payments shall commence within thirty (30) days of the date the Administrator receives notice of the Executive’s death.

Subsection 5.1 of the Agreement shall be deleted in its entirety and replaced by the following:

5.1	Voluntary or Involuntary Termination of Employment Other Than for Cause. In the event the Executive’s employment with the Bank is voluntarily or involuntarily terminated prior to Benefit Age, for any reason including a Change in Control, but excluding (i) any disability related termination which shall be covered in Section VI, (ii) the Executive’s pre-retirement death, which shall be covered in Section IV, or (iii) termination for Cause, which shall be covered in Subsection 5.2, the Executive (or his Beneficiary) shall be entitled to receive benefits in accordance with this Subsection 5.1. Payments of benefits pursuant to this Subsection 5.1 shall be made in accordance with Subsection 5.1(a) or 5.1(b) below, as applicable.

The third paragraph of Subsection 5.1(a)(1) of the Agreement shall be deleted in its entirety and replaced by the following:

The Executive’s Accrued Benefit Account (if applicable), measured as of the Executive’s Benefit Age, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable for the Payout Period. Such benefit payments shall commence on the Executive’s Benefit Eligibility Date. In the event the Executive dies at any time after attaining his Benefit Age, but prior to commencement or completion of all the payments due and owing hereunder, the Bank shall pay to the Executive’s Beneficiary the same monthly installments (or a continuation of such monthly installments if they have already commenced) for the balance of months remaining the Payout Period.

The third paragraph of Subsection 5.1(a)(2) of the Agreement shall be deleted in its entirety and replaced by the following:

The Executive’s Accrued Benefit Account (if applicable), measured as of the Executive’s death, shall be annuitized (using the Interest Factor) into monthly installments and shall be payable to the Executive’s Beneficiary for the Payout Period. Such benefit payments shall commence within thirty (30) days of the date the Administrator receives notice of the Executive’s death.

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UNITED COMMUNITY BANK
Executive Supplemental Retirement Income Agreement

The third paragraph of Subsection 5.1(b) of the Agreement shall be deleted in its entirety and replaced by the following:

The balance of the Executive’s Accrued Benefit Account (if applicable), measured as of the date selected by the Executive in his Timely Election, shall be paid to the Executive in a lump sum on such date. In the event the Executive dies after becoming eligible for such payment (upon attainment of his Benefit Age), but before the actual payment is made, his Beneficiary shall be entitled to receive the lump sum benefit in accordance with this Subsection 5.1(b) within thirty (30) days of this date the Administrator receives notice of the Executive’s death.

The following Subsections 5.3 and 5.4 shall be added to the Agreement immediately following Subsection 5.2:

5.3	Restriction on Timing of Distributions. Notwithstanding any provision of this Agreement to the contrary, if the Executive is considered a Specified Employee at Termination of Employment, the provisions of this Subsection 5.3 shall govern distributions from the Accrued Benefit Account hereunder. Distributions from the Accrued Benefit Account that are made due to a Termination of Employment occurring while the Executive is a Specified Employee shall not be made during the first six (6) months following Termination of Employment. Rather, any distribution from the Accrued Benefit Account which would otherwise be paid to the Executive during such period shall be accumulated and paid to the Executive in a lump sum on the first day of the seventh month following the Termination of Employment. All subsequent distributions from the Accrued Benefit Account shall be paid in the manner specified.

5.4	Distributions Upon Income Inclusion Under Section 409A of the Code. If any amount is required to be included in income by the Executive prior to receipt due to a failure of this Agreement to meet the requirements of Code Section 409A, the Executive may petition the Administrator for a distribution of that portion of the Accrued Benefit Account that is required to be included in the Executive’s income. Upon the grant of such a petition, which grant shall not be unreasonably withheld, the Bank shall distribute to the Executive immediately available funds in an amount equal to the portion of the Accrued Benefit Account required to be included in income as a result of the failure of this Agreement to meet the requirements of Code Section 409A, within ninety (90) days of the date when the Executive’s petition is granted. Such a distribution shall affect and reduce the Executive’s benefits to be paid under this Agreement.

Subsection 6.1 of the Agreement shall be deleted in its entirety and replaced by the following:

6.1	(a) Disability Benefit.

If the Executive experiences a Disability prior to Benefit Age, the Executive shall receive the following Disability benefit in lieu of the retirement benefit(s) available pursuant to Subsection 5.1 (which is (are) not available prior to the Executive’s Benefit Eligibility Date).

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UNITED COMMUNITY BANK
Executive Supplemental Retirement Income Agreement

The Executive shall be entitled to the following lump sum benefit(s): (i) the balance of the Retirement Income Trust Fund, plus (ii) the balance of the Accrued Benefit Account (if applicable). The benefit(s) shall be paid within thirty (30) days of such Disability. In the event the Executive dies after becoming eligible for such payment(s) but before the actual payment(s) is (are) made, the Beneficiary shall be entitled to receive the benefit(s) provided for in this Subsection 6.1(a) within thirty (30) days of the date the Administrator receives notice of the Executive’s death.

(b) Disability Benefit — Supplemental.

Furthermore, in the event of the Executive’s death after any benefit(s) have become payable pursuant to this Subsection 6.1, the Bank shall make a direct, lump sum payment to the Executive’s Beneficiary in an amount equal to the sum of all remaining Contributions (or Phantom Contributions) set forth in Exhibit A. Such payment(s) shall be made to the Executive’s Beneficiary within thirty (30) days of the date the Administrator receives notice of the Executive’s death.

Subsection 11.2 of the Agreement shall be deleted in its entirety and replaced by the following Subsections 11.2, 11.3 and 11.4:

11.2	Claims and Procedure for Claims Other than Disability Benefits:

11.2.1	Claims Procedure. Any individual (“Claimant”) who has not received benefits under this Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

11.2.1.1	Initiation — Written Claim. The Claimant initiates a claim by submitting to the Bank a written claim for the benefits.CL

11.2.1.2	Timing of Bank Response. The Bank shall respond to such Claimant within ninety (90) days after receiving the claim. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional ninety (90) days by notifying the Claimant in writing, prior to the end of the initial ninety (90) day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

11.2.1.3	Notice of Decision. If the Bank denies part or the entire claim, the Bank shall notify the Claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

(a)	The specific reasons for the denial,

(b)	A reference to the specific provisions of this Agreement on which the denial is based,

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Executive Supplemental Retirement Income Agreement

(c)	A description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed,

(d)	An explanation of this Agreement’s review procedures and the time limits applicable to such procedures, and

(e)	A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

11.2.2	Review Procedure. If the Bank denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

11.2.2.1	Initiation — Written Request. To initiate the review, the Claimant, within sixty (60) days after receiving the Bank’s notice of denial, must file with the Bank a written request for review.

11.2.2.2	Additional Submissions — Information Access. The Claimant shall then have the opportunity to submit written comments, documents, records and other information relating to the claim. The Bank shall also provide the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits.

11.2.2.3	Considerations on Review. In considering the review, the Bank shall take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

11.2.2.4	Timing of Bank Response. The Bank shall respond in writing to such Claimant within sixty (60) days after receiving the request for review. If the Bank determines that special circumstances require additional time for processing the claim, the Bank can extend the response period by an additional sixty (60) days by notifying the Claimant in writing, prior to the end of the initial sixty (60) day period that an additional period is required. The notice of extension must set forth the special circumstances and the date by which the Bank expects to render its decision.

11.2.2.5	Notice of Decision. The Bank shall notify the Claimant in writing of its decision on review. The Bank shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

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UNITED COMMUNITY BANK
Executive Supplemental Retirement Income Agreement

(a)	The specific reasons for the denial,

(b)	A reference to the specific provisions of this Agreement, on which the denial is based,

(c)	A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits, and

(d)	A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

11.3	Claims and Procedure for Disability Claims:

11.3.1	Claims Procedures. Any individual (“Claimant”) who has not received benefits under this Agreement that he or she believes should be paid shall make a claim for such benefits as follows:

11.3.2	Initiation — Written Claim. The Claimant initiates a claim by submitting to the Bank a written claim for the benefits.

11.3.2.1	Timing of Bank Response. The Bank shall notify the Claimant in writing or electronically of any adverse determination as set out in this Section.

11.3.2.2	Notice of Decision. If the Bank denies part or the entire claim, the Bank shall notify the Claimant in writing of such denial. The Bank shall write the notification in a manner calculated to be understood by the Claimant. The notification shall set forth:

(a)	The specific reasons for the denial,

(b)	A reference to the specific provisions of this Agreement, on which the denial is based,

(c)	A description of any additional information or material necessary for the Claimant to perfect the claim and an explanation of why it is needed,

(d)	An explanation of the Agreement’s review procedures and the time limits applicable to such procedures,

(e)	A statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review,

(f)	Any internal rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that the Claimant can request and receive free of charge a copy of such rule, guideline, protocol or other criterion from the Bank, and

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Executive Supplemental Retirement Income Agreement

(g)	If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of this Agreement to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request.

11.3.2.3	Timing of Notice of Denial/Extensions. The Bank shall notify the Claimant of denial of benefits in writing or electronically not later than forty-five (45) days after receipt of the claim by the Bank. The Bank may elect to extend notification by two thirty (30) day periods subject to the following requirements:

(a)	For the first thirty (30) day extension, the Bank shall notify the Claimant (1) of the necessity of the extension and the factors beyond the Bank’s control requiring an extension; (2) prior to the end of the initial forty-five (45) day period; and (3) of the date by which the Bank expects to render a decision.

(b)	If the Bank determines that a second thirty (30) day extension is necessary based on factors beyond the Bank’s control, the Bank shall follow the same procedure in (a) above, with the exception that the notification must be provided to the Claimant before the end of the first thirty (30) day extension period.

(c)	For any extension provided under this section, the Notice of Extension shall specifically explain the standards upon which entitlement to a benefit is based, the unresolved issues that prevent a decision on the claim, and the additional information needed to resolve those issues. The Claimant shall be afforded forty-five (45) days within which to provide the specified information.

11.3.3	Review Procedures — Denial of Benefits. If the Bank denies part or all of the claim, the Claimant shall have the opportunity for a full and fair review by the Bank of the denial, as follows:

11.3.3.1	Initiation of Appeal. Within one hundred eighty (180) days following notice of denial of benefits, the Claimant shall initiate an appeal by submitting a written notice of appeal to Bank.

11.3.3.2	Submissions on Appeal — Information Access. The Claimant shall be allowed to provide written comments, documents, records, and other information relating to the claim for benefits. The Bank shall provide to the Claimant, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits.

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UNITED COMMUNITY BANK
Executive Supplemental Retirement Income Agreement

11.3.3.3	Additional Bank Responsibilities on Appeal. On appeal, the Bank shall:

(a)	Take into account all materials and information the Claimant submits relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination;

(b)	Provide for a review that does not afford deference to the initial adverse benefit determination and that is conducted by an appropriate named fiduciary of the Bank who is neither the individual who made the adverse benefit determination that is the subject of the appeal, nor the subordinate of such individual;

(c)	In deciding an appeal of any adverse benefit determination that is based in whole or in part on a medical judgment, including determinations with regard to whether a particular treatment, drug, or other item is experimental, investigational, or not medically necessary or appropriate, consult with a health care professional who has appropriate training and experience in the field of medicine involved in the medical judgment;

(d)	Identify medical or vocational experts whose advise was obtained on behalf of the Bank in connection with a Claimant’s adverse benefit determination, without regard to whether the advice was relied upon in making the benefit determination; and

(e)	Ensure that the health care professional engaged for purposes of a consultation under subsection (c) above shall be an individual who was neither an individual who was consulted in connection with the adverse benefit determination that is the subject of the appeal, nor the subordinate of any such individual.

11.3.3.4	Timing of Notification of Benefit Denial — Appeal Denial. The Bank shall notify the Claimant not later than forty-five (45) days after receipt of the Claimant’s request for review by the Bank, unless the Bank determines that special circumstances require an extension of time for processing the claim. If the Bank determines that an extension is required, written notice of such shall be furnished to the Claimant prior to the termination of the initial forty-five (45) day period, and such extension shall not exceed forty-five (45) days. The Bank shall indicate the special circumstances requiring an extension of time and the date by which the Bank expects to render the determination on review.

11.3.3.5	Content of Notification of Benefit Denial. The Bank shall provide the Claimant with a notice calculated to be understood by the Claimant, which shall contain:

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UNITED COMMUNITY BANK
Executive Supplemental Retirement Income Agreement

(a)	The specific reason or reasons for the adverse determination;

(b)	Reference to the specific plan provisions on which the benefit determination is based;

(c)	A statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of all documents, records, and other relevant information (as defined in applicable ERISA regulations);

(d)	A statement of the Claimant’s right to bring an action under ERISA Section 502(a);

(e)	Any internal rule, guideline, protocol, or other similar criterion relied upon in making the adverse determination, or a statement that such a rule, guideline, protocol, or other similar criterion was relied upon in making the adverse determination and that the Claimant can request and receive free of charge a copy of such rule, guideline, protocol or other criterion from the Bank;

(f)	If the adverse benefit determination is based on a medical necessity or experimental treatment or similar exclusion or limit, either an explanation of the scientific or clinical judgment for the determination, applying the terms of this Agreement to the Claimant’s medical circumstances, or a statement that such explanation will be provided free of charge upon request; and

(g)	The following statement: “You and your Bank may have other voluntary alternative dispute resolution options such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your state insurance regulatory agency.”

11.4	Arbitration. If Claimants continue to dispute the benefit denial based upon completed performance of this Agreement or the meaning and effect of the terms and conditions thereof, then Claimants may submit the dispute to mediation, administered by the American Arbitration Association (“AAA”) (or a mediator selected by the parties) in accordance with the AAA’s Commercial Mediation Rules. If mediation is not successful in resolving the dispute, it shall be settled by arbitration administered by the AAA under its commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

The following Subsections 12.14 and 12.15 shall be added to the Agreement immediately following Subsection 12.13:

12.14	Trust Funding. Pursuant to requirements under the Pension Protection Act of 2006, the Bank shall not make contributions to the rabbi trust during any restricted period for purposes of paying deferred compensation of an applicable covered employee under a nonqualified deferred compensation plan of the Bank, or its affiliates, if the contribution would be treated as property transferred in connection with the performance of services under Internal Revenue Code Section 83, as provided in Internal Revenue Code Section 409A(b)(3).

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Executive Supplemental Retirement Income Agreement

12.15	Compliance with Section 409A. This Agreement shall at all times be administered and the provisions of this Agreement shall be interpreted consistent with the requirements of Section 409A of the Code and any and all regulations thereunder, including such regulations as may be promulgated after the Effective Date of this Agreement.

Section XIII of the Agreement shall be deleted in its entirety and replaced by the following:

SECTION XIII

AMENDMENT/PLAN TERMINATION

13.1	Amendments. The Bank may amend this Agreement unilaterally by providing written notice to the Executive.

13.2	Plan Termination Generally. The Bank may terminate this Agreement unilaterally by written notice to the Executive. The Executive shall be entitled to the balance, if any, of his Retirement Income Trust Fund (and Accrued Benefit Account, if applicable) determined as of the date the Agreement is terminated. However, any termination of the agreement which is done in anticipation of or pursuant to a Change in Control shall be deemed to trigger Subsection 2.1(b)(2) (or 2.1(c)(2) as applicable) notwithstanding the Executive’s continued employment. Except as provided in Subsection 13.3, the termination of this Agreement shall not cause a distribution of benefits under this Agreement. Rather, after such termination benefit distributions will be made at the earliest distribution event permitted under Sections III, W, V or VI.

13.3	Plan Terminations Under Section 409A. Notwithstanding anything to the contrary in Subsection 13.2, if this Agreement terminates in the following circumstances:

(a)	Within thirty (30) days before or twelve (12) months after a change in the ownership or effective control of the Bank, or in the ownership of a substantial portion of the assets of the Bank as described in Section 409A(a)(2)(A)(v) of the Code, provided that all distributions are made no later than twelve (12) months following such termination of the Agreement and further provided that all the Bank’s arrangements which are substantially similar to the Agreement are terminated so the Executive and all participants in the similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within twelve (12) months of the such terminations;

(b)	Upon the Bank’s dissolution or with the approval of a bankruptcy court provided that the amounts deferred under the Agreement are included in the Executive’s gross income in the latest of (i) the calendar year in which the Agreement terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the distribution is administratively practical; or

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Executive Supplemental Retirement Income Agreement

(c)	Upon the Bank’s termination of this and all other arrangements that would be aggregated with this Agreement pursuant to Treasury Regulations Section 1.409A-1(c) if the Executive participated in such arrangements (“Similar Arrangements”), provided that (i) the termination and liquidation does not occur proximate to a downturn in the financial health of the Bank, (ii) all termination distributions are made no earlier than twelve (12) months and no later than twenty-four (24) months following such termination, and (iii) the Bank does not adopt any new arrangement that would be a Similar Arrangement for a minimum of three (3) years following the date the Bank takes all necessary action to irrevocably terminate and liquidate the Agreement;

the Bank may distribute the Retirement Income Trust Fund, including the final Contribution, if any, required by Subsections 13.2 and 2.1(b)(2) (and, if applicable, the Accrued Benefit Account, including the final Phantom Contribution, if any, required by Subsection 13.2 and 2.1(c)(2)), determined as of the date of the termination of the Agreement, to the Executive in a lump sum subject to the above terms.

IN WITNESS OF THE ABOVE, the Bank and the Executive hereby consent to this First Amendment.

Executive:	UNITED COMMUNITY BANK

/s/ W. Michael McLaughlin	By	/s/ William F. Ritzmann
MICHAEL McLAUGHLIN	Title	PRESIDENT

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